UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
dsd
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 33065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE TO AMENDMENT NO. 1

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Wejo Group Limited (the “Company”), filed on January 10, 2023 (the “Original Filing”), in which the Company reported its entry into a material definitive agreement relating to the Business Combination (as defined therein). This Amendment is being filed to (i) replace in its entirety the paragraph under the heading “Business Combination Agreement-TKB Merger” of Item 1.01 “Entry into a Material Definitive Agreement” of the Original Filing to provide additional details with respect to the treatment of TKB Critical Technologies 1 (“TKB”) warrants in the TKB Merger (as such term is defined in the Original Filing) and (ii) file a copy of the Business Combination Agreement, the form of the Company Voting Agreement, the form of the Sponsor Voting Agreement and the form of the Registration Rights Agreement (each as defined in the Original Filing). Except as expressly set forth herein, this Amendment does not amend or modify any other item or disclosure contained in the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On January 10, 2023, the Company entered into the Business Combination Agreement. The paragraph below amends and replaces in its entirety the paragraph under the heading “Business Combination Agreement-TKB Merger” of Item 1.01 “Entry into a Material Definitive Agreement” of the Original Filing. Capitalized terms used in this Amendment but not defined herein have the meaning ascribed to such terms in the Business Combination Agreement.

TKB Merger

At the effective time of the TKB Merger, by virtue of the TKB Merger and without any action on the part of the holders of any shares of the capital stock of TKB, each TKB ordinary share issued and outstanding immediately prior to the effective time (other than (i) any ordinary shares of TKB held by shareholders of TKB that have validly exercised redemption rights under the TKB organizational documents, (ii) any ordinary shares of TKB held in the treasury of TKB or owned by the Company and (iii) any ordinary shares of TKB held by shareholders of TKB that have validly exercised dissenters rights) will be converted into the right to receive Holdco Common Shares based on a floating exchange ratio. The exchange ratio will be determined by dividing $11.25 by the Company’s volume weighted price per share for the 15 consecutive trading days immediately preceding the second trading day prior to the TKB shareholders meeting to be held in connection with the Business Combination, subject to a minimum exchange ratio of 3.75 and a maximum exchange ratio of 22.50. Each TKB warrant issued and outstanding immediately prior to the effective time of the TKB Merger will be assumed by Holdco and the exercise price and number of underlying Holdco Common Shares will be adjusted according to the exchange ratio. Each TKB unit issued and outstanding immediately prior to the effective time of the TKB Merger will be automatically detached and the holder of each unit will be deemed to hold one TKB Class A ordinary share and one-half of a TKB public warrant, which underlying Class A ordinary share and public warrant will be converted in accordance with the terms explained above.

Other Matters

The description of the Business Combination included in the Original Filing as amended by this Amendment does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Business Combination Agreement, a copy of which is filed with this Amendment as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, TKB, or their respective subsidiaries and affiliates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits The following exhibits are being filed herewith:

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of January 10, 2023, by and among Wejo Group Limited, Green Merger Subsidiary Limited and TKB Technologies Ltd. (*)
10.1	Form of Sponsor Voting Agreement by and among TKB Sponsor I, LLC, Wejo Group Limited and certain shareholders of TKB Critical Technologies 1.
10.2	Form of Wejo Voting Agreement by and between TKB Critical Technologies 1 and certain shareholders of Wejo Group Limited.
99.1	Form of Registration Rights Agreement, by and among Wejo Holdings Limited, TKB Critical Technologies 1, TKB Sponsor 1, LLC, and the other parties listed on the signature pages thereto.
(*)	Certain schedules and exhibits to the Business Combination Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules or exhibits to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: January 11, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director